Exhibit 99.1

PRESS RELEASE

Contact:

Lisa Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

FOR IMMEDIATE RELEASE

BIOSCRIP REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

Elmsford, NY – August 10, 2015 – BioScrip®, Inc. (NASDAQ: BIOS) (the “Company”) today announced 2015 second quarter financial results. Second quarter revenue from continuing operations was $262.4 million and the net loss from continuing operations was $243.2 million, or $3.60 loss per diluted share, which includes a $238.0 million pre-tax goodwill impairment charge resulting from a decline in the Company’s common stock price and related market capitalization, as well as an $8.6 million incremental pre-tax bad debt charge predominately attributable to aged accounts receivable balances over 365 days old.

Company Highlights During and Subsequent to the Second Quarter:

•	Total revenue increased by $15.2 million, or 6.2%, compared to the prior year period. Revenue from the Infusion Services segment increased to $247.0 million, reflecting 7.1% growth year-over-year, driven by revenue growth in our core infusion business;
•	Gross profit from continuing operations was $66.0 million, or 25.1% of revenue, compared to $65.4 million, or 26.4% of revenue, in the prior year period;
•	Consolidated Adjusted EBITDA was a loss of $2.5 million, a $13.5 million decrease compared to Adjusted EBITDA of $11.0 million in the prior year period. The decrease was primarily due to a lower gross margin revenue mix shift as well as the increase of contractual and bad debt expense; and
•	In a separate press release, the Company also announced today that it is implementing a financial improvement plan to reduce its cost structure and enhance its financial flexibility to drive shareholder value as a pure play infusion services provider.

Results of Operations

Second Quarter 2015 versus Second Quarter 2014

Revenue from continuing operations for the second quarter of 2015 totaled $262.4 million, compared to $247.1 million for the same period a year ago, an increase of $15.2 million or 6.2%. Infusion Services segment revenue was $247.0 million in the second quarter of 2015 as compared to $230.5 million for the same period in 2014. The 7.1% increase was driven primarily by continued strong organic growth particularly in chronic, nutrition and other therapies.

Consolidated gross profit for the second quarter of 2015 was $66.0 million, or 25.1% of revenue, compared to $65.4 million, or 26.4% of revenue, for the second quarter of 2014. The increase in gross profit dollars was due to revenue growth in the Infusion Services segment partially offset by lower PBM Services gross profit. The decrease in gross margin percentage was primarily the result of an Infusion Services segment mix shift from core therapies to more chronic and other therapies.

During the second quarter of 2015, consolidated Adjusted EBITDA from continuing operations declined by $13.5 million to a loss of $2.5 million. Infusion Services segment Adjusted EBITDA was $4.1 million in the second quarter of 2015, compared to Adjusted EBITDA of $16.2 million in the prior year quarter. The decreases in both consolidated Adjusted EBITDA and Infusion Services segment Adjusted EBITDA were principally due to lower gross margin revenue mix shift combined with the $8.6 million incremental pre-tax bad debt charge, which was predominately attributable to aged accounts receivable balances over 365 days old.

PBM Services segment revenue was $15.4 million for the second quarter of 2015, compared to $16.6 million for the prior year period. PBM Services segment Adjusted EBITDA was $1.7 million for the second quarter of 2015, compared to $1.8 million in the prior year quarter.

Interest expense in the second quarter of 2015 was unchanged from the prior year period at $9.1 million.

Income tax benefit for continuing operations in the second quarter of 2015 was $19.9 million compared to income tax expense of $3.1 million in the prior year period.

Net loss from continuing operations for the second quarter of 2015 was $243.2 million, or a $3.60 loss per diluted share, compared to a net loss of $18.6 million, or $0.27 loss per diluted share in the prior year period, largely due to the $238.0 million pre-tax goodwill impairment charge and the $8.6 million incremental pre-tax bad debt charge

Liquidity and Capital Resources

For the six months ended June 30, 2015, BioScrip used $42.1 million in net cash from continuing operating activities, as compared to $26.7 million of net cashed used in continuing operating activities in the prior year period. As of June 30, 2015, the Company had $1.2 million in cash and $418.9 million of outstanding debt. As of August 10, 2015, the Company has approximately $54.4 million of liquidity, which is comprised of $22.6 million of cash and $31.8 million of undrawn capacity available on its revolving credit facility.

Events Subsequent to the End of the Second Quarter

In a separate press release issued today, BioScrip announced steps to enhance shareholder value as a pure play infusion services provider:

•	Implementing $35 - $40 million in total cost savings over the next 12 months to enhance financial flexibility;
•	Announcing sale of non-core PBM business;
•	Retaining Jefferies to explore strategic alternatives; and
•	Naming Chris Luthin as Chief Operating Officer; Scott Davido as Chief Implementation Officer and announces additional executive appointments.

Conference Call and Presentation

BioScrip will host a conference call and live webcast today, August 10, 2015 at 8:30 a.m. Eastern Time, to discuss its second quarter 2015 financial results and its separately announced plan to enhance shareholder value as a pure play infusion services provider. Interested parties may participate by dialing 800-732-8470 (US), or 212-231-2902 (International) or accessing a link on the Company’s website at www.bioscrip.com. The Company is also providing supplemental slides that will be posted prior to the conference call and will be accessible through the “Investor Relations” section of the BioScrip website at www.bioscrip.com.

A replay of the conference call will be available for two weeks after the call's completion by dialing 800-633-8284 (US) or 402-977-9140 (International) and entering conference call ID number 21773453. An audio webcast and archive will also be available for 30 days under the "Investor Relations" section of the Company’s website.

About BioScrip, Inc.

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Forward-Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements," including projections of certain measures of the Company's results of operations, projections of future levels of certain charges and expenses, and other statements regarding the Company's financial improvement plan and strategy. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "outlook," "aim," "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause or contribute to such differences include but are not limited to risks associated with: the Company's ability to implement its financial improvement plan to reduce operating costs and focus its business on its Infusion Services segment; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

Reconciliation to Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA (including segment Adjusted EBITDA) and Adjusted EPS, which are non-GAAP financial measures. Adjusted EBITDA and Adjusted EPS are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of our liquidity. In addition, the Company's definitions of Adjusted EBITDA and Adjusted EPS may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, loss on sale of assets, income tax expense, depreciation and amortization, impairment of goodwill, stock-based compensation expense, acquisition and integration expenses, restructuring-related expenses and investments in start-up operations. As part of restructuring, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, retraining expenses, potential cash bonus payments and potential accelerated payments or terminated costs for certain of its contractual obligations. Adjusted EPS, as defined by the Company, represents earnings per basic and diluted share, excluding stock-based compensation expense, acquisition and integration expenses, impairment of goodwill, loss on sale of assets, restructuring-related expenses and investments in start-up operations as well as the impact of acquisition-related intangible amortization. Management believes that these non-GAAP financial measures provide useful supplemental information regarding the performance of our business operations and facilitates comparisons to our historical operating results. For a full reconciliation of Adjusted EBITDA and Adjusted EPS to the most comparable GAAP financial measures, please see the attachments to this earnings release.

TABLES FOLLOW

Schedule 1
BIOSCRIP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except for share amounts)

	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,172	$740
Receivables, less allowance for doubtful accounts of $72,332 and $66,500 as of June 30, 2015 and December 31, 2014, respectively	131,471	140,810
Inventory	42,364	37,215
Prepaid expenses and other current assets	10,396	9,450
Total current assets	185,403	188,215
Property and equipment, net	34,906	38,171
Goodwill	335,323	573,323
Intangible assets, net	7,290	10,269
Deferred financing costs	13,035	13,463
Other non-current assets	1,192	1,272
Total assets	$577,149	$824,713
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$238	$5,395
Accounts payable	77,085	90,032
Claims payable	4,816	8,162
Amounts due to plan sponsors	4,254	5,779
Accrued interest	6,705	6,853
Accrued expenses and other current liabilities	40,923	46,092
Total current liabilities	134,021	162,313
Long-term debt, net of current portion	418,619	418,408
Deferred taxes	2,924	19,058
Other non-current liabilities	6,891	8,129
Total liabilities	562,455	607,908
Series A convertible preferred stock, $.0001 par value; 825,000 shares authorized; 625,000 shares issued and outstanding; and, $64,758 liquidation preference as of June 30, 2015. No preferred stock was authorized or outstanding as of December 31, 2014.	57,988	-
Stockholders' equity
Preferred stock, $.0001 par value; 4,175,000 and 5,000,000 shares authorized as of June 30, 2015 and December 31, 2014, respectively; no shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	-	-
Common stock, $.0001 par value; 125,000,000 shares authorized; 71,376,164 and 71,274,064 shares issued and 68,730,871 and 68,636,965 shares outstanding as of June 30, 2015 and December 31, 2014, respectively	8	8
Treasury stock, 2,645,293 and 2,637,099 shares at cost as of June 30, 2015 and December 31, 2014, respectively	(10,715)	(10,679)
Additional paid-in capital	534,100	529,682
Accumulated deficit	(566,687)	(302,206)
Total stockholders' equity (deficit)	(43,294)	216,805
Total liabilities and stockholders' equity	$577,149	$824,713

Schedule 2
BIOSCRIP, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Product revenue	$241,020	$225,277	$480,067	$441,180
Service revenue	21,343	21,848	43,977	45,238
Total revenue	262,363	247,125	524,044	486,418

Cost of product revenue	176,763	161,658	350,710	313,398
Cost of service revenue	19,634	20,111	40,895	42,564
Total cost of revenue	196,397	181,769	391,605	355,962

Gross profit	65,966	65,356	132,439	130,456
% of revenues	25.1%	26.4%	25.3%	26.8%

Selling, general and administrative expenses	60,367	57,244	118,140	116,424
Change in fair value of contingent consideration	(93)	(4,646)	(72)	(6,855)
Bad debt expense	15,146	8,360	23,466	14,961
Impairment of goodwill	238,000	-	238,000	-
Acquisition and integration expenses	259	5,333	479	11,832
Restructuring and other expenses	4,803	3,858	8,266	8,450
Amortization of intangibles	1,489	1,620	2,979	3,323
Loss from continuing operations	(254,005)	(6,413)	(258,819)	(17,679)
Interest expense, net	9,080	9,135	18,243	19,634
Loss from continuing operations, before income taxes	(263,085)	(15,548)	(277,062)	(37,313)
Income tax expense (benefit)	(19,921)	3,063	(17,993)	6,554
Loss from continuing operations, net of income taxes	(243,164)	(18,611)	(259,069)	(43,867)
Loss from discontinued operations, net of income taxes	(1,644)	(1,207)	(5,412)	(1,265)
Net loss	$(244,808)	$(19,818)	$(264,481)	$(45,132)
Accrued dividends on preferred stock	(1,805)	-	(2,258)	-
Deemed dividend on preferred stock	(2,186)	-	(3,350)	-
Loss attributable to common stockholders	$(248,799)	$(19,818)	$(270,089)	$(45,132)

Loss per common share:
Loss from continuing operations, basic and diluted	$(3.60)	$(0.27)	$(3.85)	$(0.64)
Loss from discontinued operations, basic and diluted	(0.02)	(0.02)	(0.08)	(0.02)
Net loss, basic and diluted	$(3.62)	$(0.29)	$(3.93)	$(0.66)

Weighted average shares outstanding, basic and diluted	68,698	68,468	68,668	68,354

Schedule 3
BIOSCRIP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
(in thousands)

				Additional		Total
	Preferred	Common	Treasury	Paid-In	Accumulated	Stockholders'
	Stock	Stock	Stock	Capital	Deficit	Equity

Balances at December 31, 2014	$-	$8	$(10,679)	$529,682	$(302,206)	$216,805
Issuance of Series A convertible preferred stock and warrants	-	-	-	6,570	-	6,570
Accrued dividends on preferred stock	-	-	-	(2,258)	-	(2,258)
Deemed dividend on preferred stock	-	-	-	(3,350)	-	(3,350)
Compensation under employee stock compensation plan	-	-	-	3,454	-	3,454
Surrender of stock to satisfy minimum tax withholding	-	-	(36)	2	-	(34)
Net loss	-	-	-	-	(264,481)	(264,481)
Balances at June 30, 2015	$-	$8	$(10,715)	$534,100	$(566,687)	$(43,294)

				Additional		Total
	Preferred	Common	Treasury	Paid-In	Accumulated	Stockholders'
	Stock	Stock	Stock	Capital	Deficit	Equity

Balances at December 31, 2013	$-	$7	$(10,311)	$519,625	$(154,738)	$354,583
Exercise of stock options	-	1	-	905	-	906
Compensation under employee stock compensation plan	-	-	-	4,665	-	4,665
Net loss	-	-	-	-	(45,132)	(45,132)
Balances at March 31, 2014	$-	$8	$(10,311)	$525,195	$(199,870)	$315,022

Schedule 4
BIOSCRIP, INC AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(264,481)	$(45,132)
Less: Loss from discontinued operations, net of income taxes	(5,412)	(1,265)
Loss from continuing operations, net of income taxes	(259,069)	(43,867)
Adjustments to reconcile (loss) from continuing operations, net of income taxes to net cash provided by (used in) operating activities:
Depreciation	8,434	7,794
Amortization of intangibles	2,979	3,323
Impairment of goodwill	238,000	-
Amortization of deferred financing costs and debt discount	1,792	2,745
Change in fair value of contingent consideration	(72)	(6,855)
Change in deferred income tax	(15,834)	6,358
Compensation under stock-based compensation plans	2,819	4,884
Loss on disposal of fixed assets	628	-
Changes in assets and liabilities, net of acquired business:
Receivables, net of bad debt expense	10,299	(19,019)
Inventory	(5,149)	(58)
Prepaid expenses and other assets	(613)	3,745
Accounts payable	(12,912)	6,105
Claims payable	(3,346)	1,475
Amounts due to plan sponsors	(1,524)	816
Accrued interest	(148)	4,764
Accrued expenses and other liabilities	(8,335)	1,116
Net cash used in operating activities from continuing operations	(42,051)	(26,674)
Net cash used in operating activities from discontinued operations	(4,110)	(4,304)
Net cash used in operating activities	(46,161)	(30,978)
Cash flows from investing activities:
Purchases of property and equipment, net	(5,797)	(6,925)
Cash consideration paid for acquisitions, net of cash acquired	-	(454)
Net cash used in investing activities from continuing operations	(5,797)	(7,379)
Net cash provided by investing activities from discontinued operations	-	57,688
Net cash provided by (used in) investing activities	(5,797)	50,309
Cash flows from financing activities:
Proceeds from issuance of convertible preferred stock and warrants, net of issuance costs	58,951	-
Proceeds from senior notes due 2021, net of fees paid to lenders	-	193,868
Deferred and other financing costs	(1,218)	(1,161)
Borrowings on line of credit	129,163	85,400
Repayments on line of credit	(134,163)	(125,403)
Principal payments on long-term debt	-	(172,243)
Repayments of capital leases	(345)	(151)
Net proceeds from exercise of employee stock compensation plans	2	905
Net cash provided by (used in) financing activities from continuing operations	52,390	(18,785)
Net change in cash and cash equivalents	432	546
Cash and cash equivalents - beginning of period	740	1,001
Cash and cash equivalents - end of period	$1,172	$1,547
DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$18,931	$12,232
Cash paid during the period for income taxes	$515	$349

Schedule 5
BIOSCRIP, INC

Reconciliation between GAAP and Non-GAAP Measures
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Results of Operations:
Revenue:
Infusion Services - product revenue	$241,020	$225,277	$480,067	$441,180
Infusion Services - service revenue	5,957	5,271	11,187	10,437
Total Infusion Services revenue	246,977	230,548	491,254	451,617
PBM Services - service revenue	15,386	16,577	32,790	34,801
Total revenue	$262,363	$247,125	$524,044	$486,418

Adjusted EBITDA by Segment before corporate overhead:
Infusion Services	$4,140	$16,194	$16,839	$31,155
PBM Services	1,737	1,837	3,126	3,512
Total Segment Adjusted EBITDA	5,877	18,031	19,965	34,667

Corporate overhead	(8,411)	(7,016)	(16,179)	(14,492)

Consolidated Adjusted EBITDA	(2,534)	11,015	3,786	20,175

Interest expense, net	(9,080)	(9,135)	(18,243)	(19,634)
Income tax (expense) benefit	19,921	(3,063)	17,993	(6,554)
Depreciation	(4,130)	(3,958)	(8,434)	(7,794)
Loss on sale of assets	(628)	-	(628)	-
Amortization of intangibles	(1,489)	(1,620)	(2,979)	(3,323)
Impairment of goodwill	(238,000)	-	(238,000)	-
Stock-based compensation expense	(1,162)	(1,998)	(2,819)	(4,884)
Acquisition and integration expenses	(259)	(5,333)	(479)	(11,832)
Restructuring and other expenses and investments (1)	(5,803)	(4,519)	(9,266)	(10,021)
Loss from continuing operations, net of income taxes	$(243,164)	$(18,611)	$(259,069)	$(43,867)

Supplemental Operating Data	June 30,	December 31,
	2015	2014
Total Assets:
Infusion Services	$510,566	$755,955
PBM Services	26,702	29,147
Corporate unallocated	39,881	39,611
Total Assets	$577,149	$824,713

(1) Restructuring and other expenses and investments include costs associated with restructuring such as employee severance and other benefit-related costs, third party consulting costs, facility-related costs and certain other costs; transitional costs such as training, redundant salaries, retention bonuses for certain critical personnel, certain excess facility costs for locations not yet abandoned, professional fees and other costs related to contract terminations and closed branches which are not classified as restructuring; and, in 2014, investments in start-up branch locations.

Schedule 6

BIOSCRIP, INC

Reconciliation between GAAP and Non-GAAP Earnings Per Share
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015 [1]	2014 [1]	2015 [1]	2014 [1]
Net loss from continuing operations, net of income taxes	$(243,164)	$(18,611)	$(259,069)	$(43,867)
Accrued dividends on preferred stock	(1,805)	-	(2,258)	-
Deemed dividends on preferred stock	(2,186)	-	(3,350)	-
Loss attributable to common stockholders, from continuing operations	$(247,155)	$(18,611)	$(264,677)	$(43,867)
Non-GAAP adjustments, net of income tax:
Restructuring and other expenses [2]	5,803	4,519	9,266	10,021
Impairment of goodwill	238,000	-	238,000	-
Loss on sale of assets	628	-	628	-
Acquisition and integration expenses	259	5,333	479	11,832
Amortization of intangibles	1,489	1,620	2,979	3,323
Compensation under stock-based compensation plans	1,162	1,998	2,819	4,884
Non-GAAP net income (loss) from continuing operations	$186	$(5,141)	$(10,506)	$(13,807)

Loss per share attributable to common stockholders, from continuing operations, basic and diluted	$(3.60)	$(0.27)	$(3.85)	$(0.64)
Non-GAAP adjustments, net of income tax:
Restructuring and other expenses [3]	0.08	0.07	0.13	0.15
Impairment of goodwill	3.46	-	3.47	-
Loss on sale of assets	0.01	-	0.01	-
Acquisition and integration expenses	0.00	0.08	0.01	0.17
Amortization of intangibles	0.02	0.02	0.04	0.05
Compensation under stock-based compensation plans	0.02	0.03	0.04	0.07
Non-GAAP loss per share from continuing operations, basic and diluted	$0.00	$(0.08)	$(0.15)	$(0.20)

Weighted average shares outstanding, basic and diluted	68,698	68,468	68,668	68,354

1	For the three and six months ended June 30, 2015 and 2014, non-GAAP net loss from continuing operations adjustments are net of tax, calculated using a year-to-date effective tax rate method. However, there is no tax impact for the three and six months ended June 30, 2015 and 2014 as the Company was in an overall taxable loss position. The Company has recorded a full valuation allowance on its deferred tax assets and, as a result, no tax benefit is being recognized for the non-GAAP net loss from continuing operations.
2	Restructuring and other expenses and include costs associated with restructuring such as employee severance and other benefit-related costs, third party consulting costs, facility-related costs and certain other costs; transitional costs such as training, redundant salaries, retention bonuses for certain critical personnel, certain excess facility costs for locations not yet abandoned, professional fees and other costs related to contract terminations and closed branches which are not classified as restructuring; and, in 2014, investments in start-up branch locations.